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                                                                  Exhibit 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 10, 1997 appearing in Wind River Systems, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP

San Jose, California
December 5, 1997